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                                                                   Exhibit 10.16

                              SYMBOLLON CORPORATION

                            STOCK PURCHASE AGREEMENT

         This Agreement dated as of August 14, 1996 is entered into by Symbollon Corporation, a Delaware corporation, residing at 122 Boston Post Road, Sudbury, Massachusetts 01776 (the "Company"), Anthony J. Cantone ("Cantone"), an individual residing at Cantone Research, Inc., 675 Line Road, Aberdeen, New Jersey 07747 ("Cantone") and Jack H. Kessler ("Kessler"), an individual residing at 56 Presidential Estate, Southborough, Massachusetts 01772 (Cantone and Kessler, and any subsequent valid transferee, shall hereinafter be collectively referred to as the "Purchasers").

         In consideration of the mutual promises and covenants contained in the Agreement, the parties hereto agree as follows:

         1.       Authorization and Sale of Shares.

                  1.1 Authorization. The Company has, or before the Closings (as defined in Section 2) will have, duly authorized and taken all such corporate and other actions as is necessary for the issuance, sale and delivery, pursuant to the terms of this Agreement, of 444,444 shares of its Series A Preferred Stock, $.001 par value per share (the "Preferred Shares"). The Certificate of
Designation, Preferences and Rights of Series A Preferred Stock is attached hereto as Exhibit 1.1.

                  1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the First Closing the Company will sell and issue to the Purchasers, and the Purchasers will purchase, an aggregate of 444,444 Preferred Shares for the purchase price of $1.125 per share in accordance with Exhibit
1.2.  Subject  to the terms and  conditions  of this  Agreement,  at the  Second
Closing (as defined in Section 2), the Company will sell and issue to the Purchasers, and the Purchasers will purchase, an aggregate of at least 50% of 222,222 shares of the Company's Class A Common Stock, $.001 par value per share (the "Common Shares"; hereinafter the Preferred Shares and the Common Shares purchased pursuant to this Agreement shall be collectively referred to the "Shares") at the per share purchase price determined in accordance with Section 2.

         2. The Closings. The closing of the sale and purchase of the 444,444 Preferred Shares to be issued at the First Closing pursuant to this Agreement shall take place at the offices of the Company, or such other mutually agreeable location as the parties may deem appropriate, on the date hereof unless the parties shall otherwise agree in writing (the "First Closing"). Within fifteen
(15) days of receipt of a written notice from Purchasers to the Company, the closing of the sale to and purchase by the Purchasers of at least 50% of 222,222 Common Shares to be issued at the Second Closing pursuant to this Agreement shall take place at the offices of the Company no later than the first anniversary of this Agreement (or sooner, if all of the conditions to closing have theretofore been satisfied), or at such other time, date and place as are mutually agreeable to the parties (the "Second Closing").


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         The First Closing and the Second Closing are sometimes each referred to hereinafter as a "Closing" and collectively as the "Closings". The date of the First Closing is hereinafter referred to as the "First Closing Date" and the date of the Second Closing is hereinafter referred to as the "Second Closing Date".

         At each of the Closings, the Company shall deliver to the Purchasers certificates for the number of Shares being purchased by the Purchasers, registered in the name of the Purchasers, against payment to the Company of the purchase price therefor, by wire transfer. The purchase price per share for the Common Shares to be purchased at the Second Closing shall be $2.00 if the Second Closing Date is on or before March 31, 1997 or $3.00 if the Second Closing Date is after March 31, 1997.

         3. Representations of the Company. The Company hereby represents and warrants to the Purchasers as follows:

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated hereby. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

                  3.2 Capitalization. The authorized capital stock of the Company as of the date hereof consists of 18,750,000 shares of Class A Common Stock, $.001 par value per share, 1,250,000 shares of Class B Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 1,283,699 shares of Class A Common Stock, 1,199,713 shares of Class B Common Stock and no shares of Preferred Stock are presently outstanding without taking into effect the transactions contemplated by this Agreement. There are 1,572,080 Class A Warrants (each of which is exercisable to purchase one share of Class A Common Stock and one Class B Warrant) and 1,227,920 Class B Warrants (each of which is exercisable to purchase one share of Class A Common Stock) presently outstanding. There are options presently outstanding to purchase 100,000 Units (a Unit consists of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant), and 286,333 shares of Class A Common Stock. All shares outstanding on the date hereof are, and any shares that will be issued under the Certificate of Incorporation, when issued, will be, duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights, rights of first refusal, or other similar rights available to the existing holders of Common Stock or other securities of the Company.

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                  3.3 Issuance of Shares. The issuance, sale and delivery of the
Shares have been, or will be on or prior to the applicable Closing Date, duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of any liens or preemptive, rights of first refusal, or other similar rights.

                  3.4 Authority for Agreement; No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to applicable moratorium and similar laws affecting creditors' rights, and the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court for which proceeding therefor may be brought. The execution and delivery of this Agreement and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is party or by which it or any of its properties is bound, or violate any decree, judgment, order, statute, rule, regulation or other provision of law applicable to the Company, except in each case as would not result in a Material Adverse Effect.

                  3.5 Governmental Consents. No consents, approval, order or authorization of, or regulation, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale and delivery of the Shares or the other transactions to be consummated at any Closing, as contemplated by this Agreement, except for compliance with the provisions of any laws as to which the failure to be made or obtained would not result in a Material Adverse Effect and such filings as shall have been made prior to and shall be effective on and as of the applicable Closing. Based on the representations made by the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to the Purchasers will be in compliance with applicable federal and state securities laws.

                  3.6 Corporate Condition. The Company's condition was, in all material respects, as described in the Disclosure Documents at the respective dates thereof, including without limitation the reports filed pursuant to the Exchange Act. There has been no material adverse change in the Company's business, financial condition or prospects since June 30, 1996. The Disclosure Documents are true and correct as of their respective dates, in all material respects, and the financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position and results of operation and cash flows of the Company, for the periods then

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ended.  Without  limiting  the  foregoing,  there are no pending  or  threatened litigation or other material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents except as incurred in the ordinary course of business since June 30, 1996. The Company has paid all material taxes which are due, except for taxes which it reasonably disputes, or to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make statements contained therein or herein not misleading in the light of the circumstances under which they were made.

                  3.7 Current Public Information. The Company has filed all the materials required to be filed as reports pursuant to the Exchange Act on a timely basis. Except for the Disclosure Documents, since June 30, 1996 there has been no filings made by the Company under the Exchange Act or the Securities Act other than filings required by Section 16 of the Exchange Act. The Company filed the Quarter Report on Form 10-QSB for the quarter ended June 30, 1996 on August 14, 1996.

                  3.8 Brokers, Etc. The Company has dealt with no broker, finder, commission agent or person in connection with the offer or sale of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fees, finder's fees, or other fees or commissions in connection with such transactions.

         4. Representations of the Purchasers. Each of the Purchasers, severally and not jointly, represents and warrants to the Company as follows:

                  4.1 Investment. The Purchasers are acquiring the Shares for their own accounts for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The Purchasers are "Accredited Investors" within the meaning of Rule 501(a)(4) or (5) of Regulation D under the Securities Act. The Purchasers understand that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of their investment intent as expressed herein.

                  4.2 Power and Authority. The Purchasers have the full power and authority to execute, deliver and perform this Agreement. This Agreement, when executed and delivered by the Purchasers, will constitute a valid and legally binding obligation of the Purchasers, enforceable in accordance with its terms.

                  4.3 State of Jurisdiction. Cantone represents and warrants that all matters and actions relevant to his considerations, evaluations or executions of this Agreement or the transactions contemplated hereby by him including, without limitation, the receipt of any offer to purchase, the receipt and review of any documents or other materials relevant hereto, the participation in any communications with the Company or

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any other party, and the
consummation of the transactions contemplated hereby occurred solely in New Jersey or Massachusetts. Kessler represents and warrants that all matters and actions relevant to his consideration, evaluation or execution of this Agreement or the transactions contemplated hereby by him including, without limitation, the receipt of any offer to purchase, the receipt and review of any documents or other materials relevant hereto, the participation in any communications with the Company or any other party, and the consummation of the transactions contemplated hereby occurred solely in New Jersey or Massachusetts.

                  4.4 Independent Investigation. The Purchasers have relied solely upon an independent investigation made by each of them and their representatives and have, prior to the date hereof, been given access to and the opportunity to examine all material contracts and documents of the Company which have been filed as exhibits to the Company's filings made under the Securities Act and the Exchange Act through publicly available means. The Purchasers have been provided with copies of the Company's (i) Annual Report on Form 10-KSB for the year ended December 31, 1995; (ii) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996; (iii) Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996; (iv) Risk Factors, attached hereto as Exhibit 4.4, and (v) Proxy Statement dated April 15, 1996 (collectively, the "Disclosure Documents"). The Purchasers have requested, received, reviewed and considered all information they deem relevant in making a decision to execute this Agreement and to purchase the Shares. In making their investment decision to purchase the Shares, the Purchasers are not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, or the Disclosure Documents. The Purchasers are knowledgeable, sophisticated and experienced in making, and are qualified to make, decisions with respect to investments in restricted securities.

                  4.5 Economic Risk. The Purchasers  understand and  acknowledge that an investment in the Shares involves a high degree of risk. The Purchasers acknowledge that there are limitations on the liquidity of the Shares. The Purchasers represent that the Purchasers are able to bear the economic risk of an investment in the Shares, including a possible total loss of investment. In making this statement, the Purchasers hereby represent and warrant to the Company that the Purchasers have adequate means of providing for the Purchasers' current needs and contingencies; that the Purchasers are able to afford to hold the Shares for an indefinite period; that the Purchasers further represent that the Purchasers have such knowledge and experience in financial and business matters that the Purchasers are capable of evaluating the merits and risks of the investment in the Shares to be received by the Purchasers; and that the Purchasers are sophisticated accredited investors with experience with development stage issuers engaged in biotech and pharmaceutical businesses. Further, the Purchasers represent, as of the Closing Dates, that the Purchasers have no present need for liquidity in the Shares and the Purchasers are willing to accept such investment risks. The Purchasers have reviewed the Disclosure Documents, including, without limitation, the Risk Factors.

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                  4.6 No  Conflicts.  The  execution of and  performance  of the transactions contemplated by this Agreement and compliance with its provisions by the Purchasers will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under any indenture, lease, agreement or other instrument to which either of the Purchasers is a party or by which they or any of their properties are bound, or violate any decree, judgment, order, statute, rule, regulation or other provision of law applicable to the Purchasers, which violation would prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement.

                  4.7 Governmental Consents. No consents, approval, order or authorization of, or regulation, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Purchasers in connection with the execution and delivery of this Agreement or the purchase of the Shares or the other transactions to be consummated at any Closing, as contemplated by this Agreement.

                  4.8 Cooperation. The Purchasers covenant that they shall cooperate with the Company in connection with all reasonable requests by the Company to provide information necessary for any filings, notices and applications to be made by the Company in connection with any regulatory matters.

                  4.9 Brokers, Etc. The Purchasers have dealt with no broker, finder, commission agent or person in connection with the offer or sale of the Shares and the transactions contemplated by this Agreement and are under no obligation to pay any broker's fees, finder's fees, or other fees or commissions in connection with such transactions.

         5. Conditions to the Obligations of the Purchasers at the Closings. Notwithstanding anything to the contrary contained herein, the obligation of the Purchasers to purchase Shares at each of the Closings is subject to the fulfillment, or the waiver by the Purchasers, of each of the following conditions on or before each Closing:

                  5.1 Accuracy of Representations and Warranties. Each representation and warranty of the Company contained in Section 3 hereof shall be true on and as of each Closing Date in all material respects with the same effect as though such representation and warranty had been made on and as of that date.

                  5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by the Company prior to or at each Closing.

         6. Conditions to the Obligations of the Company. Notwithstanding anything to the contrary contained herein, the obligations of the Company to issue, sell and deliver at each Closing the Shares are subject to fulfillment, on or before each Closing Date, of each of the following conditions:

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                  6.1  Accuracy  of   Representations   and   Warranties.   Each
representation and warranty of the Purchasers contained in Section 4 hereof shall be true on and as of each Closing Date in all material respects with the same effect as though such representation and warranty had been made on and as of that date.

                  6.2 Performance. The Purchasers shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by the Purchasers prior to or at each Closing.

                  6.3 Second Closing. The Company's obligation to issue, sell and deliver the Common Shares at the Second Closing is contingent upon (i) the consummation of the First Closing, (ii) receipt by the Company of written notice from the Purchasers of its intent to purchase at least 50% of 222,222 Common Shares at the Second Closing, (iii) the conversion by the Purchasers of the Preferred Shares into Class A Common Stock, and (iv) the consummation of the Second Closing before the first anniversary of the date of this Agreement.

         7.       Transfer Restrictions and Registration.

                  7.1  Legend.  Unless  and  until  otherwise  permitted,   each
certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR SYMBOLLON CORPORATION IS FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED."

                  7.2 Required Registration. The Purchasers shall have the right, exercisable upon written notice to the Company, to request the Company to file a registration statement on the Form S-3 (or other applicable form, as the Company determines appropriate) covering the Shares purchased hereunder on or after the six-month anniversary of the date of this Agreement. Upon receipt of any such notice, the Company shall, as expeditiously as possible, effect such registration, obtain any governmental approval and effect listing with any securities exchange on which the stock of the Company is then listed, which may be required to permit the Purchasers to dispose of the Shares. The Company shall use its best efforts to maintain the effectiveness of the registration statement until the first to occur of (i) the completion of the distribution of the Shares covered thereby, (ii) such time as the Shares covered thereby may be sold without restrictive legend under Rule 144 or other exemption from the registration requirements of the Securities Act, or (iii) 180 days from the effective date of the registration statement. The Company agrees to keep the registration statement current

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during such period.  The Company's  obligation
shall be limited to one registration; provided, that if the Second Closing occurs, the Company's obligation shall be limited to two registrations. The Company shall not be obligated to effect a registration covering the Shares if at the time of request, all such Shares can be immediately sold without restrictive legend under Rule 144 or other exemption from the registration requirements of the Securities Act. The Company shall not be required to cause a registration statement to become effective pursuant to this Section 7.2 prior to 120 days following the effective date of the most recent registration by the Company under the Securities Act.

                  7.3 Piggy-Back Registration Rights. If the Company at any time proposes to register under the Securities Act any of its Common Stock on any form on which the Shares may be included, except shares to be issued in connection with any acquisition of any entity or business, shares issuable upon the exercise of stock options or shares issuable pursuant to employee benefit plans, it will each such time give written notice to the Purchasers of its intention to do so. If the Purchasers desire to have any of their Shares purchased hereunder included in such registration, they shall, within 20 days after their receipt of such notice from the Company, notify the Company of the number of shares which they desire to have so included and the manner in which they propose to dispose of such Shares. The Company will cause all such Shares requested to be registered by the Purchasers to be registered or qualified to the extent requisite to permit the sale or other disposition thereof in the manner described by the Purchasers; provided, however, that if, in connection with the offering of Common Stock pursuant to a registration under the Securities Act, such offering includes shares of Common Stock being sold by the Company and the managing underwriter shall impose a limitation on the number of shares of the Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution and such limitation is imposed pro rata with respect to all securities which have an incidental or "piggy back" rights to be included in the registration statement and as to which inclusion has been requested pursuant to such a right, and no outstanding securities are included other than pursuant to such a right, then the Company shall be obligated to include in such registration statement only such limited portion of the Shares which it has been requested hereunder to include.

                  7.4 Non-public Information. Notwithstanding anything to the contrary in this Section 7, the Company shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any registration or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of the Company, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning the Company disclosure of which at the time is not, in the opinion of the board of directors of the Company, (A) otherwise required and (B) in the best interests of the Company; provided however that the Company will use its best efforts to terminate such delay or suspension as soon as practicable.

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                  7.5 Payment of  Expenses.  The Company  shall bear the expense
(excluding underwriting commissions, dealers' fees, brokers' fees, concessions applicable to the Shares, legal fees and expenses of the Purchasers and any out-of-pocket expenses of the Purchasers) of all registrations pursuant to this
Section 7.

                  7.6 Indemnification. The Company hereby agrees to indemnify and hold harmless the Purchasers and any underwriter against all losses, claims, damages, liabilities and expenses (under the Applicable Securities Laws, or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document prepared and/or furnished to the Purchasers incident to such registration statements or prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein complete or not misleading except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to the Company by the Purchasers expressly for use therein. In connection with any registration statement in which the Purchasers are participating, and as a condition to the obligation of the Company to cause any Shares of the Purchasers to be included in a registration statement pursuant to this Section 7, the Purchasers will furnish to the Company in writing such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify, severally and not jointly, the Company, its directors and officers, each person, if any, who controls the Company within the meaning of the Applicable Securities Laws, such underwriters and each person who controls such underwriters within the meaning of the Applicable Securities Laws, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus and necessary to make the statements therein complete or not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by the Purchasers expressly for use therein.

         Promptly after receipt by any person entitled to indemnity hereunder (the "Indemnified Party") of notice of the commencement of any action in respect of which indemnity may be sought against another party hereunder (the "Indemnifying Party") such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Indemnifying Party shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses as incurred insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the employment of such counsel has been specifically authorized by the Indemnifying Party or
(ii) the

                                   Page - 10


Indemnifying Party shall have failed to assume the defense of such action or proceeding. The Indemnifying Party shall not be liable to indemnify any person for any settlement of any such action effected without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

         If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to the Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  7.7 Exchange Act Registration Requirements. The Company shall use its best efforts to remain subject to the reporting requirements of either
Section 13 or Section 15(d) of the Exchange Act. The Company shall file with the Commission in a timely manner such information as the Commission may require under either of said Sections, and shall take all reasonable action as may be required to be taken under the Exchange Act to permit sales of the Shares pursuant to Rule 144 (or any similar or successor exemptive rule hereafter in effect) and the use of Form S-3 (or any similar form which hereafter may be promulgated under the Securities Act) for registration of the Shares.

                  7.8 Notice. The Company shall provide notice to the Purchasers of any "stop order" or other notice affecting the Purchasers right to sell the Shares under any effective registration statement.

                  7.9 Only Common Stock to be Registered. The Company shall not be required pursuant to any provision of this Section 7 to register or qualify any securities other than the Class A Common Stock of the Company, and the Company may require as a condition of any such registration or qualification that any Shares to be included in such registration or qualification other than the Class A Common Stock be converted to Class A Common Stock no later than the effective date of any registration or qualification effected pursuant to Section 7.

                                   Page - 11


         8. Definitions. When used in this Agreement, the following terms shall have the meanings indicated.

                  "Applicable Securities Laws" means the applicable Federal and state securities laws.

                  "Cantone" means Anthony J. Cantone.

                  "Class A Common Stock" means the Company's Class A Common Stock, $.001 par value per share.

                  "Class B Common Stock" means the Company's Class B Common Stock, $.001 par value per share.

                  "Closing" shall have the meaning specified in Section 2.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Shares" shall have the meaning specified in Section
 1.2.

                  "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

                  "Company" means Symbollon Corporation, a Delaware corporation.

                  "Disclosure Documents" shall have the meaning specified in
 Section 4.4.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "First Closing" shall have the meaning specified in Section 2.

                  "First Closing Date" shall have the meaning specified in
Section 2.

                  "Indemnified Party" shall have the meaning specified in
Section 7.6.

                  "Indemnifying Party" shall have the meaning specified in
Section 7.6.

                  "Kessler" means Jack H. Kessler.

                  "Material Adverse Effect" means a material adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the Company taken as a whole.

                  "Purchasers" means Anthony J. Cantone and Jack H. Kessler, and any subsequent valid transferee.

                                   Page - 12


                  "Preferred Shares" shall have the meaning specified in
Section 1.1.

                  "Second Closing" shall have the meaning specified in
Section 2.

                  "Second Closing Date" shall have the meaning specified in
Section 2.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" shall have the meaning specified in Section 2.

                  "Units" means securities of the Company each of which consist of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant.

         9. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person with receipt acknowledged or mailed by first class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier, with receipt confirmed, or by telecopy and confirmed by telecopy answerback, addressed as follows:

         If to the Company:         Symbollon Corporation
                                    122 Boston Post Road
                                    Sudbury, Massachusetts 01776
                                    Telephone: (508) 443-0165
                                    Telecopy: (508) 443-0166
                                    Attn: President

                                       and

         If to Cantone:             Anthony J. Cantone
                                    Cantone Research, Inc.
                                    675 Line Road
                                    Aberdeen, New Jersey 07747
                                    Telephone: (908) 441-0007
                                    Telecopy: (908) 441-0002

                                       and

         If to Kessler:             Jack H. Kessler
                                    56 Presidential Estate
                                    Southborough, Massachusetts 01772
                                    Telephone: (508) 229-3134
                                    Telecopy: (508) 229-3136

                                   Page - 13


or at such other address or addresses as may have been furnished in writing by any party to the other in accordance with the provisions of this Section 9. Notices and other communications provided in accordance with this Section 9 shall be deemed delivered upon receipt.

         10. Entire Agreement. This Agreement, together with the Exhibits and documents incorporated by reference herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         11. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each party. No waivers of or exceptions to any terms, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         13. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts.

         16. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto. The Purchasers may not assign their rights hereunder without the prior written consent of the Company except to an entity controlled by either of the Purchasers, or to an immediate family member of either of the Purchasers.

                                   Page - 14


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


SYMBOLLON CORPORATION               PURCHASERS



By: /S/ Paul C. Desjourdy            /S/ Anthony J. Cantone
   ---------------------            ----------------------
   Paul C. Desjourdy,               Anthony J. Cantone
   Vice President

                                    /S/ Jack H. Kessler
                                    ----------------------
                                    Jack H. Kessler

                                   Page - 15


                                   Exhibit 1.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                     AND RIGHTS OF SERIES A PREFERRED STOCK

                                       OF

                              SYMBOLLON CORPORATION

The undersigned officers of Symbollon Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of Symbollon Corporation at a meeting duly authorized and validly held on August 13, 1996, adopted a resolution providing for certain powers, designations, number, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 444,444 shares of Series A Preferred Stock, $.001 par value, which resolution is as follows:

         RESOLVED: That pursuant to Article Fourth of the Certificate of Incorporation of this Corporation, the Board of Directors hereby establishes  a series  of  Preferred  Stock,  $.001 par  value,  of the
         Corporation having the following powers, designations, number, preferences and relative, participating, option of or others special rights, and qualifications, limitations or restrictions thereof:

            Description and Designation of Series A Preferred Stock

         1. Designation. A total of 444,444 shares of the Corporation's Preferred Stock shall be designated the "Series A Preferred Stock". As used herein, the term "Preferred Stock" used without reference to any other outstanding series of Preferred Stock of the Corporation as from time to time may be outstanding means all such outstanding series of the Corporation's Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

         2.  Dividends.

             (a) Computation of Cumulative Dividends. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of $0.09 per share. Cumulative dividends on the Series A Preferred Stock shall be payable if, as and when declared.

                                   Page - 16


             Dividends on the Series A Preferred Stock shall accrue from day to day on each share of Series A Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid.

             All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A
Preferred Stock. Such dividends on the Series A Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Class A Common Stock and Class B Common Stock (collectively, the "Common Stock"). Upon any conversion of the Series A Preferred Stock under Section 5 hereof, all such accrued and unpaid dividends on the Series A Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

             (b) Restriction on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Preferred Stock (all series acting together as a class) and except for any transaction related to the Corporation's Class A Warrants or Class B Warrants, the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distributions of assets to its stockholders as such; provided, however, if any such action is effected with respect to the Preferred Stock, it shall be done proportionately equivalent for the holders of all series of outstanding Preferred Stock.

             Nothing herein contained shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; or (ii) complying with any specific provision of the terms of the Preferred Stock.

             (c) Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled, in addition to any cumulative dividends to which they may be entitled under Section 2(a) hereof, to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as

                                   Page - 17


of the record date for the determination of holders of Common Stock entitled to receive such dividend, less any dividends theretofore paid under Section 2(a) above.

         3.  Liquidation, Dissolution or Winding Up.

             (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A Preferred Stock with respect to liquidation preferences, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the greater of:

                  (i) $1.125 per share of Series A Preferred Stock, plus all accrued but unpaid cumulative dividends thereon, whether or not earned or declared, or

                  (ii) such amount per share of Preferred Stock as would have been payable had each such share of each series of Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

             The  amounts  set  forth  above  shall  be  subject  to   equitable
adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

             If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of all outstanding series of Preferred Stock the full amounts to which they otherwise would be entitled, the holders of all outstanding series of Preferred Stock (which is deemed for purposes of this Section 3 to be on a parity) shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full, based upon the aggregate liquidation preference dollar amounts payable upon all shares of Preferred Stock then outstanding (the "Liquidation Formula").

                                   Page - 18


             After such payment shall have been made in full to the holders of the Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

             (b) Distributions Other than Cash. Whenever the distribution provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata to each series of Preferred Stock in accordance with the Liquidation Formula described in Section 3(a) above. In the event of any dispute between the holders of the Preferred Stock and the Corporation regarding the determination of the fair market value of non-cash distributions, at the election of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. Each of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock shall provide such approved appraiser with a written estimate of the fair market value of such property, and the expenses of any appraisal by such a consulting or investment banking firm shall be borne by the party whose own written estimate of fair market value proves to be furthest from that of such consulting or investment banking firm. In the event that the parties' estimates of fair market value differ from that of the consulting or investment banking firm by an equal amount, then the Corporation, on the one hand, and the holders of the Preferred Stock, on the other, shall each pay fifty percent (50%) of such expenses.

         4.  Voting Power

         Except as otherwise expressly provided in this Section 4 or Section 6 hereof or as otherwise required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this instruments, the Certificate of Designations, Preferences and Rights of any other series of outstanding Preferred Stock or as otherwise required by law, the holders of shares of Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                                   Page - 19


         5. Conversion Rights. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Class A Common Stock:

             (a) General. Subject to and in compliance with the provisions of this Section 5, any shares of the Series A Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock being converted at any time.

             (b) Applicable Conversion Rate. The conversion rate in effect at any time for the Series A Preferred Stock (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $1.125 by the Series A Applicable Conversion Value, calculated as provided in Section 5(c) (the "Series A Applicable Conversion Rate").

             (c) Applicable Conversion Value. The Series A Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $1.125 with respect to the Series A Preferred Stock (the "Series A Applicable Conversion Value").

             (d)  Adjustments to Series A Applicable Conversion Value.

                  (i) Closing Bid Price. At any time after August 14, 1997, if at the time of conversion the average Closing Bid Price (as hereinafter defined) of the Class A Common Stock of the Corporation for the immediately preceding twenty (20) consecutive trading days (the "Twenty-Day Average") is below the Series A Applicable Conversion Value then in effect, then the Series A Applicable Conversion Value relevant only for the shares of Series A Preferred Stock being then converted shall automatically be adjusted immediately prior to conversion to equal 83.33% of the Twenty-Day Average. The preceding adjustment to the Series A Applicable Conversion Value relevant to the shares being then converted shall not adjust or otherwise effect the Series A Applicable Conversion Value of the remaining outstanding shares of Series A Preferred Stock.

                  The "Closing Bid Price" shall mean (1) if the Class A Common Stock is then listed on any national securities exchange, the closing sales price on the principal national securities exchange on which it is so traded,
(2) if the Class A Common Stock is not then listed on any such exchange, the closing bid price on the over-the-counter market as reported by NASDAQ's National Market System or Small Capitalization System ("NASDAQ"), or (3) if the Class A Common Stock is not then listed on any such exchange or quoted in NASDAQ, the average of the closing bids on the National Daily Quotation Service. If for any trading day the Class A Common Stock is listed on

                                   Page - 20


any such exchange, or quoted in NASDAQ or National Daily Quotation Service and the actual Closing Bid Price is not determinable in accordance with the above, then for such trading day the Closing Bid Price shall be the last immediately reported Closing Bid Price. If the Class A Common Stock is not listed on any such exchange, or quoted in NASDAQ or National Daily Quotation Service, the Closing Bid Price shall be determined in good faith by the Board of Directors of the Corporation.

                  (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary
Common Stock Event (as hereinafter defined), the Series A Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Applicable Conversion Value. The Series A Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

             An "Extraordinary Common Stock Event" shall mean (I) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

             (e)  Automatic Conversion.

                  (i) Mandatory Conversion of Preferred Stock. Immediately upon (1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $5,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $3.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock), (2) the approval, set forth in a written notice to the Corporation, of the holders of at least a majority of the outstanding shares of Series A Preferred Stock of an election to convert Series A Preferred Stock into Class A Common Stock, or (3) August 14, 2001, then all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock are then convertible pursuant to Section 5

                                   Page - 21


hereof as of the closing and consummation of such underwritten public offering, the stated date of approval of such holders of Series A Preferred Stock or August 14, 2001, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (ii) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion events specified in the preceding paragraph (i), the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

             (f) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

             (g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), than and in each such event the holder of each share of

                                   Page - 22


Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

             (h) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of another business where the Corporation survives as a going concern, as further provided in
Section 3 hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series A Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

             The holders of at least a majority of the outstanding shares of Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its capital stock or assets, as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment for the Preferred Stock as would be required for an event covered under either (i) this Section 5(h) or (ii) Section 3 hereof regard a liquidation, dissolution or winding up of the affairs of the Corporation, notice of which election shall be submitted in writing to the Corporation at its principal office no later than twenty (20) business days before the effective date of such event.

             (i) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series A Applicable Conversion
Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the

                                   Page - 23


Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

             (j) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class A Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Class A Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Class A Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

             (k) Cash in Lieu of Fractional Shares. No fractional shares of Class A Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Class A Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

                                   Page - 24


             (l) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

             (m) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

             (n) Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued as Series A Preferred Stock, but all such shares shall be considered authorized but unissued shares of Preferred Stock.

         6.  Restrictions and Limitations.

             (a) Corporate Action; Amendments to Charter. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, each share of Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would materially adversely affect any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock or otherwise materially adversely affect the rights of the holders of the Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, if such amendment or corporate action would:

                                   Page - 25


                           (i) authorize or issue, or obligate the Corporation to authorize or issue, additional shares of Preferred Stock senior to or on a parity with the Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights, except for the designation and issuance of shares of Preferred Stock approved in any instance by the holders of a majority of the outstanding shares of Preferred Stock; or

                           (ii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (iii) adversely affect the liquidation preferences, dividend rights, voting rights or redemption rights of the holders of Preferred Stock; or

                           (iv) cancel or adversely modify the conversion rights of the holders of Preferred Stock provided for in
                           Section 5 herein.

         7. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

         8.  Notices of Record Date.   In the event of:

             (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                                   Page - 26


             (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

             (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii)   the   date  on   which   any   such   reorganization,   reclassification,
recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.


EXECUTED this 14th day of August, 1996.



                                     --------------------------------------
                   Paul C. Desjourdy, Executive Vice President
ATTEST:



-----------------------------------
Jack H. Kessler, Secretary

                                   Page - 27


                                   Exhibit 1.2

                               LIST OF PURCHASERS


                                Number of Shares
         Name of Purchaser                           to be Purchased
         ------------------                          ----------------
         Anthony J. Cantone                               400,000
         Jack H. Kessler                                   44,444
                                                         --------

                  Total Shares                            444,444


                                   Page - 28


                                   Exhibit 4.4

                                  RISK FACTORS


         The securities offered hereby are speculative in nature and involve a high degree of risk. Prior to making an investment, prospective investors should carefully consider the following factors, as well as others described elsewhere in the Disclosure Documents, relating to the business of the Company and the securities offered hereby.


Development Stage Company; Early Stage of Product Development; No Assurance of Successful Product Development. The Company is in the development stage and has not conducted any significant operations to date or received any operating revenues, except for revenues from the sale of the Company's bovine teat sanitizer, marketed under the name IodoZyme(R), which the Company began shipping in early 1995. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by an enterprise in the Company's stage of development, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, regulatory compliance, manufacturing costs, production, the competitive and regulatory environment in which the Company plans to operate, marketing problems and additional costs and expenses that may exceed current estimates. Products under development by the Company will require additional development and investment prior to obtaining regulatory approvals and commercialization. There can be no assurance that such products will be successfully developed, meet applicable regulatory standards, be capable of production in commercial quantities at reasonable costs or be successfully marketed.

Accumulated   Deficit;   Expectation  of  Future  Losses;  Need  for  Additional
Financing. At December 31, 1995, the Company had an accumulated deficit of $4,427,664, which deficiency has increased to date. The Company will be required to conduct significant research, development and testing activities which, together with manufacturing, and other general and administrative expenses, are expected to result in operating losses for the foreseeable future. There can be no assurance that the Company will ever have significant revenues or achieve profitable operations. At December 31, 1995, the Company had working capital of $2,076,966, and while the Company anticipates losses for the current fiscal year, based on its current operating plan, the Company believes it will have sufficient working capital (including the net proceeds of this Offering) to fund its operations through the end of the current fiscal year. It is not expected that the net proceeds of this Offering together with revenues from operations will be sufficient to enable the Company to complete the necessary regulatory approval process for its products currently under development, or if any such approval were obtained, to begin manufacturing or marketing such products on a commercial basis. Given the Company's limited financial resources, the uncertainty of the development effort and the necessity for regulatory approval, there can be no assurance of ultimate success with respect to any product development program

                                   Page - 29


or  that  resulting   product,   if  any,  will  be  commercially   successful.
Additionally, the Company's limited resources will require substantial support for new business areas from corporate partners who would ultimately introduce the Company's products into the marketplace. In addition to support from corporate partners, the Company may seek additional financing to fund its operating requirements. There can be no assurance that the Company will be able to obtain such partnering arrangements or financing, or that such partnering arrangements or financing, if available, will be on acceptable terms. In the event that the Company fails to raise any funds it requires, it may be necessary for the Company to cease operations or severely limit growth.

Lack of Marketing Experience; Dependence on Outside Parties for Marketing and Distribution; Uncertainty of Market Acceptance of Products and Proposed Products. The marketing and distribution of IodoZyme is conducted by West Agro pursuant to an exclusive marketing and supply agreement with the Company which covers IodoZyme as well as other products which may be developed for use in dairy facilities. The Company intends to rely on similar arrangements with others for the marketing and distribution of its products currently under development, if and when successfully developed and approved by applicable regulatory agencies. This results, and will result, in a lack of control by the Company over some or all of the marketing and distribution of such products. Although the Company has entered into development agreements with parties experienced in the marketing of several of the Company's proposed products, which development agreements contemplate future marketing arrangements, there can be no assurance that the Company will be able to enter into any marketing arrangements for such products, if and when developed, on terms acceptable to the Company or that any marketing efforts undertaken on behalf of the Company will be successful. Although the Company has no present plans to do so, the Company may, in the future, determine to directly market certain of its proposed products. The Company has no marketing experience and significant additional capital expenditures and management resources would be required to develop a direct sales force. In the event the Company elects to engage in direct marketing activities, there can be no assurance that the Company would be able to obtain the requisite funds or attract and retain the human resources necessary to successfully market any of such products.

         The Company's future growth and profitability will depend, in large part, on the success of its personnel and others conducting marketing efforts on behalf of the Company in fostering acceptance among the various markets of the use of the Company's products as an alternative to other available products or otherwise. The Company's success in marketing its products will be substantially dependent on educating its targeted markets as to the distinctive characteristics and perceived benefits of the Company's products. In this regard, West Agro, which acts as exclusive marketer and distributor of IodoZyme, also markets and distributes products which are directly competitive with IodoZyme. There can be no assurance that the Company's efforts or the efforts of others will be successful or that any of the Company's products or proposed products will be favorably accepted among the targeted markets.

                                   Page - 30


Lack of Manufacturing Experience; Dependence on Outside Parties for Manufacturing. IodoZyme is currently produced through a combination of internal manufacturing activities and a network of contract manufacturers. With regard to its proposed products, the Company intends to rely on similar arrangements with others for their manufacture. The Company's dependence on third parties for manufacturing may adversely affect the Company's ability to develop and deliver products on a timely and competitive basis. The Company may in the future undertake to manufacture some or all of its products and proposed products entirely in-house. Except for limited experience regarding IodoZyme, the Company has no experience with the manufacture of any of its products or proposed products although certain of the Company's officers have had experience in similar activities for other companies. In the event the Company continues to perform its current IodoZyme manufacturing activities in-house, additional manufacturing space and equipment may be necessary beyond 1996 as product volume increases. In addition, in the event the Company undertakes to directly manufacture any of its proposed products, the Company will be required to attract and retain experienced personnel to develop a manufacturing capability and to comply with extensive government regulations with respect to its facilities, including among others, the United States Food and Drug Administration ("FDA") manufacturing requirements. There can be no assurance that the Company will be able to successfully establish appropriate manufacturing operations.

Dependence Upon, and Need for, Key Personnel. The Company does not currently have a President or Chief Executive Officer. The Company is dependent on the services of Dr. Jack H. Kessler, the Executive Vice President, Chief Scientific Officer, Secretary and a director and principal stockholder of the Company, and Paul C. Desjourdy, the Executive Vice President-Finance and Administration and Chief Financial Officer of the Company. The loss of either of such individuals or a reduction in the time devoted by such persons to the Company's business could have a material adverse effect on the Company's business. The Company has obtained key-person life insurance coverage in the face amount of $1,000,000 for Dr. Kessler naming the Company as beneficiary under such policy. The Company's success also will depend, in large part, on its ability to attract and retain highly qualified scientific and business personnel, competition for which is intense. There can be no assurance that the Company will be able to attract and retain the necessary personnel to implement its business plan.

Intense Competition and Rapid Technological Change. The Company is engaged in rapidly evolving and highly competitive fields. There are many companies, including large pharmaceutical and chemical companies, which have established a significant presence in the markets which the Company's products and proposed products are designed to address. Most of these companies have substantially greater capital resources, research and development staffs, facilities and experience in obtaining regulatory approvals, as well as in the manufacturing, marketing and distribution of products, than the Company. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective and less costly than any products

                                   Page - 31


developed or being developed by the Company or which could render the Company's microbicide technology obsolete.

Uncertain Protection of Patents and Proprietary Rights. The Company considers patent protection of its technology to be critical to its business prospects. There can be no assurance that the Company's pending patent applications will issue as patents, that any issued patents will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent owned by the Company or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity and prevent infringement of patents can be substantial. Furthermore, there can be no assurance that others will not independently develop similar or more advanced technologies or design around aspects of the Company's technology which may be patented, or duplicate the Company's trade secrets. In some cases, the Company may rely on trade secrets to protect its innovations. There can be no assurance that trade secrets will be established, or that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to Company projects, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company.

Governmental Regulation and Uncertainty of Product Approvals. The production and marketing of the Company's products and proposed products are subject to extensive regulation by Federal and state governmental authorities in the United States and in foreign countries where such products may be produced and marketed. In the United States, the FDA regulates, where applicable, development, testing, labeling, manufacturing, registration, notification, clearance or approval, marketing, distribution, recordkeeping and reporting requirements for human and animal drugs, medical devices, biologies, cosmetics and food additives. The Company's proposed products, including a disinfectant/sterilant for medical instruments and an antimicrobial handwash and handcream will require FDA clearance prior to marketing. Teat sanitizers, although considered animal drugs by the FDA, do not currently require clearance by the FDA prior to marketing. The FDA, however, has recently issued draft voluntary guidelines governing teat dips and no assurance can be made that clearance by the FDA will not be required in the future. Required compliance with these guidelines or other FDA requirements, the probability of which cannot currently be ascertained by the Company, would have a significant adverse effect on the marketing of IodoZyme and, consequently, on the Company's results of operations. The Federal Environmental Protection Agency ("EPA") has regulations covering many of the same areas for many of the Company's products and proposed products. In addition, the United States Department of Agriculture ("USDA") may regulate, on either a voluntary or mandatory basis, products which the Company may develop for sanitizing food or food contact surfaces. Comparable state and local agencies may have similar regulations. The FDA and EPA regulatory approval processes may take a number of years and require the expenditure of substantial resources. There can be no assurance that the production and marketing of the

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Company's  products or other  products  which may be developed by the Company in the future, if any, will satisfy the current requirements of the FDA or EPA or comparable state and foreign authorities or that the Company will have sufficient funds to complete the regulatory approval process. In addition, there can be no assurance that government regulations applicable to the Company's products and proposed products or the interpretation thereof will not change and thereby prevent the Company from marketing some or all of its products for a period of time or permanently. The Company is unable to predict the extent of adverse governmental regulation which might arise from future Federal, state or foreign legislative or administrative action.

Materials Incompatibility. An important aspect of the Company's present and future microbicides is that they must be compatible with the surfaces on which they come in contact. The Company has ceased efforts to develop a microbicide for dental handpieces and renal control units as a result of staining and corrosion caused by required microbicide formulations, and the Company has encountered problems of staining in connection with its efforts to develop a high level disinfectant for flexible endoscopes. The Company continues to investigate the balance between the level of microbicidal efficacy and the need to avoid staining and corrosion. For any proposed inanimate object product applications, staining or corrosion from a microbicide could be sufficient to limit or forestall regulatory approval of such microbicide or, if approved, could adversely affect market acceptance of such microbicide. There can be no assurance that the Company will be successful in overcoming any problems of materials incompatibility.

Potential Product Liability and Lack or Insufficiency of Insurance. The Company's business will expose it to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of microbicide products for animal and human use. If available, product liability insurance generally is expensive. The Company currently has product liability insurance in amounts that it believes are adequate to protect it against potential liabilities. However, there can be no assurance to such effect or that the Company will be able to maintain such insurance on acceptance terms. In the event of a successful suit against the Company, a lack or insufficiency of insurance coverage could have a material adverse effect on the Company's business and operations.

Charge to Income in the Event of Release of Restrictions on Shares. The Commission has recently adopted a position with respect to arrangements such as the one entered into among the Company and all Class B Common Stock Stockholders. This position provides that, in the event any shares are released from the restrictions of the kind applicable to the stockholders of the Company who are officers, directors, consultants or employees of the Company, compensation expense will be recorded for financial reporting purposes. Therefore, in the event the Company attains certain earnings thresholds or the Company's Class A Common Stock meets certain minimum bid prices required for the release of the restrictions, such release will be deemed additional compensation expense of the Company. (See "Note E - Capitalization" to the Company's Financial Statements set forth in the Annual Report on Form 10-KSB for the year ended December 31, 1995.) Accordingly, the Company will, in the event of the release of the restrictions, recognize

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during the period in which the earnings thresholds  are met or such  minimum bid prices obtained, what could be a substantial one-time charge which would have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a depressive effect on the market price of the Company's securities.

Possible Adverse Effects of Authorization of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock on terms which may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of preferred stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Class A Common Stock. No preferred stock has been issued to date and the Company has no current plans to issue such preferred stock other than as contemplated herein. The issuance of such preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Class A Common Stock, or otherwise dilute the rights of holders of Class A Common Stock and the market price of the Class A Common Stock.

Control by Class B Stockholders; Ownership of Shares Having Disproportionate Voting Rights; Possible Depressive Effect on the Company's Securities. There are currently 1,199,713 shares of Class B Common Stock outstanding, representing approximately 48% of the outstanding capital stock and approximately 82% of the total voting power of the outstanding Class A and Class B Common Stock. As a result, the Company's Class B Stockholders are able to elect all of the Company's directors and otherwise control the Company's operations. Officers and/or directors of the Company beneficially own approximately 90% of the outstanding shares of Class B Common Stock. Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Class A Common Stock, which could have a depressive effect on the price of the Company's securities.

Arbitrary Determination of Offering Price; Possible Volatility of Stock Price. The conversion price and other terms of the Shares have been determined by negotiation between the Company and the Purchasers in connection with this Offering and are not related to the Company's asset value, net worth or results of operations. The market prices for securities of emerging and development stage companies in general, and biopharmaceutical companies in particular, have historically been highly volatile. Future announcements concerning the Company or its competitors, including the results of testing, technological innovations or new commercial products, government regulations, developments concerning proprietary rights, litigation or public concern as to safety of products developed by the Company or others, may have a significant adverse impact on the market price of the Company's securities.

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Possible  Delisting of  Securities  from the NASDAQ  System and Possible  Market
Illiquidity. There can be no assurance that the Company will meet the criteria for continued listing of securities on NASDAQ or for use of the Form S-3 registration statement under the Securities Act. In order to qualify for continued listing on the NASDAQ System, a company must, among other things, have at least $2,000,000 in total assets, $1,000,000 in capital and surplus, a minimum bid price of $1.00 per share of common stock, and 100,000 shares in the public float. In addition, the common stock must have at least two registered and active market makers and must be held by at least 300 holders and the market value of its public float must be at least $200,000. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain in NASDAQ if the market value of its public float is at least $1,000,000 and the issuer has capital and surplus of at least $2,000,000. At December 31, 1995, the Company's balance sheet reflects total assets of $2,485,545 and capital and surplus of $2,307,555. If the Company should become unable to meet the continued listing criteria of NASDAQ and is delisted therefrom, trading, if any, in the Class A Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the "OTC Bulletin Board Service." As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities. If the Company's securities were delisted from NASDAQ, they may become subject to penny stock restrictions. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

Immediate and Substantial Dilution. Assuming exercise of all outstanding Class A and Class B Warrants and conversion of all of the Preferred Shares offered hereby the Purchasers will experience substantial dilution. The outstanding Warrants have anti-dilution protections for their holders. This Offering could trigger substantial anti-dilution adjustments under such other instruments.

No Registration. The Shares and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws ("State Acts"). These securities may not be offered, sold of otherwise transferred in the United States or to U.S. persons unless the securities are registered under the Act and applicable State Acts or such offers, sales and transfers are made pursuant to an available exemption from the registration requirements of those laws. Pursuant to the Stock Purchase Agreement, the Purchasers will agree not to transfer any securities except in compliance with all Applicable Securities Laws. Although the Company has undertaken to use its best efforts to effect a registration of the Class A Common Stock issuable upon conversion of the Preferred Shares and purchased at the Second Closing, there can be no assurance that the Company will be able to do so. The value of the Common Stock issuable upon conversion of the Preferred Shares may be greatly reduced if a registration statement covering such Common Stock is not kept effective, or if such securities are not qualified, or exempt from qualification under applicable state acts.

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No Dividends  Anticipated.  The Company has never paid any cash dividends on its common stock and does not anticipate the payment of cash dividends in the foreseeable future.

Substantial Influence of the Market Makers. There is a limited number of market makers which currently make a market in the Company's securities and the securities are thinly traded. Consequently, such market makers may exert a dominating influence on the market for such securities. Such market-making activity may be discontinued at any time. The price and liquidity of the Company's securities may be significantly affected by the degree of any current market maker's participation in such market.

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